SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) - March 2, 1998


                        FLORIDA PANTHERS HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                       1-13173              65-0676005
--------------------------------------------------------------------------------
(State or Other Jurisdiction of       (Commission           (IRS Employer
         Incorporation)                File Number)          Identification No.)


450 East Las Olas Boulevard, Fort Lauderdale, Florida                  33301
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                        (Zip Code)


                                 (954) 712-1300
--------------------------------------------------------------------------------
              (Registrants Telephone Number, Including Area Code)

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

On March 2, 1998, Florida Panthers Holdings, Inc. (the "Company") acquired a controlling ownership interest in the Arizona Biltmore Hotel ("Arizona Biltmore") pursuant to a contribution and exchange agreement, dated as of December 19, 1997 (the "Contribution and Exchange Agreement"), by and among the Company, Biltmore Hotel Partners, AZB Limited Partnership, W&S Realty Investment Group L.L.C., Samuel Grossman, Charles Carlise, W. Matthew Crow, AZ Biltmore Hotel Limited Partnership, Southwest Associates, El Camino Associates, Grossman Investment Corp., and The Crow Irrevocable Trust.

The consideration paid for the controlling ownership interest in Arizona Biltmore included: (i) payment of $126.0 million in cash, (ii) payment in the future of $100.3 million either in cash or shares of the Company's Class A Common Stock, par value $ .01 ("Class A Common Stock"), (iii) warrants to purchase 500,000 shares of the Company's Class A Common Stock exercisable at $24.00 per share and (iv) the assumption of $63.1 million of debt. The $100.3 million payment bears interest at a rate of 5% per annum and, at the election of the seller, shall be paid in either cash or shares of Class A Common Stock. If the seller elects to receive cash, it must make such election during specified election periods occurring between May 25, 1998 and March 2, 2000. Once an election for cash is made, the Company shall make payment within 120 days after such election. Alternatively, the seller may elect to receive shares of Class A Common Stock at a per share price of $26.00 at any time from March 2, 1998 through March 2, 2008. Subject to meeting certain profit levels over a 36 month period ending on March 31, 2001, up to an additional $50 million is payable at the election of the seller, either in cash or shares of Class A Common Stock at a per share price of not less than $19.00. The acquisition was accounted for under the purchase method of accounting.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                                                                            Page
(a) Financial Statements of Business Acquired

Biltmore Hotel Partners

Report of Independent Auditors                                                 4
Balance Sheets as of December 31, 1997 and 1996                                5
Statements of Income for the Years Ended December 31, 1997,
  1996 and 1995                                                                6
Statements of Partners' Capital (Deficit) for the Years Ended
  December 31, 1997, 1996 and 1995                                             7
Statements of Cash Flows for the Years Ended December 31, 1997,
  1996 and 1995                                                                8
Notes to Financial Statements                                                  9

The Rental Pool Operations of the Biltmore Villas

Report of Independent Auditors                                                14
Historical Summaries of Revenues and Direct Operating Expenses                15
Notes to Historical Summaries of Revenues and Direct Operating Expenses       16

(b) Unaudited Pro forma Consolidated Financial Statements

Introduction to Unaudited Pro forma Consolidated Financial Statements         17
Unaudited Pro forma Consolidated Statement of Operations for the
  Year Ended June 30, 1997                                                    19
Unaudited Pro forma Consolidated Statement of Operations for the Nine Months
   Ended  March 31, 1998                                                      20
Notes to Unaudited Pro forma Consolidated Financial Statements                21

(c) Exhibits

    Exhibit No.                         Description
      10.1 Contribution and Exchange Agreement dated December 19, 1997 by and among Florida Panthers Holdings, Inc., Wright-Bilt Corp., Biltmore Hotel Partners, AZB Limited Partnership, W&S Realty Investment Group L.L.C., Samuel Grossman, Charles Carlise, W. Matthew Crow, AZ Biltmore Hotel Limited Partnership, Southwest Associates, El Camino Associates, Grossman Investment Corp., and The Crow Irrevocable Trust. (*)

      23        Consent of Ernst & Young LLP

      99.1      Press release dated March 3, 1998 (*)


      (*) Incorporated by reference to Form 8-K filed on March 5, 1998.

                         Report of Independent Auditors

To the Partners of
Biltmore Hotel Partners

We have  audited  the  balance  sheets of Biltmore  Hotel  Partners  (an Arizona
General Partnership), as of December 31, 1997 and 1996, and the related statements of income, partners' capital (deficit), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biltmore Hotel Partners (an Arizona General Partnership) as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                               Ernst & Young LLP

Phoenix, Arizona
February 5, 1998, except for Note 8 which the date is March 2, 1998

                             Biltmore Hotel Partners
                        (An Arizona General Partnership)

                                 Balance Sheets
                                 (In Thousands)

                                                              December 31
                                                              -----------
                                                          1997           1996
                                                          ----           ----

Assets
Current assets:
Cash and cash equivalents                             $        -      $     765
Accounts receivable, net of allowance for
  doubtful accounts of $1,212 in 1997 and
  $941 in 1996                                             6,739          5,964
Due from related parties                                       -            123
Inventories                                                1,083            984
Prepaid expenses                                             209             67
Reserve funds                                                896            967
                                                        --------       --------
Total current assets                                       8,927          8,870
                                                        --------       --------

Property and equipment:
Land and land improvements                                14,344         14,345
Building and improvements                                 39,608         39,484
Furniture, fixtures and vehicles                          27,387         25,171
Equipment under capital leases                             1,459          1,459
China, linen, silverware, glassware and uniforms             981            981
                                                       ---------      ---------
                                                          83,779         81,440
Less accumulated depreciation and amortization           (23,428)       (17,751)
                                                       ---------      ---------
                                                          60,351         63,689
                                                       ---------      ---------
Other assets:
Intangible assets, net of accumulated amortization
  of $5,150 in 1997 and $4,336 in 1996                     2,759          3,609
Reserve funds                                                  -          1,489
Other                                                          7              7
                                                       ---------      ---------
                                                           2,766          5,105
                                                       ---------      ---------
                                                       $  72,044      $  77,664
                                                       =========      =========

Liabilities and partners' capital
Current liabilities:
Accounts payable and bank overdraft                    $   3,918      $   1,986
Accrued expenses and other liabilities                     7,658          5,967
Current maturities of capital lease obligations               25            428
Current maturities of mortgage notes payable               1,235          1,137
Due to related parties                                       249            382
                                                       ---------      ---------
Total current liabilities                                 13,085          9,900
                                                       ---------      ---------


Mortgage note payable, net of current maturities          62,192         63,328
Capital lease obligations, net of current maturities           -             26
Partners' capital (deficit)                              ( 3,233)         4,410
                                                       ---------      ---------
                                                       $  72,044      $  77,664
                                                       =========      =========

                             See accompanying notes.

                             Biltmore Hotel Partners
                        (An Arizona General Partnership)

                              Statements of Income
                                 (In Thousands)

                                                  Years Ended December 31
                                                  -----------------------
                                             1997           1996          1995
                                             ----           ----          ----
Revenues
     Rooms                                 $ 26,068      $ 25,348      $ 21,835
     Food and beverage                       24,196        20,676        17,378
     Other operating revenues                 7,021         6,769         5,607
                                          ---------     ---------      --------
                                             57,285        52,793        44,820
                                          ---------     ---------      --------
Departmental costs and expenses
     Rooms                                    5,699         5,167         4,052
     Food and beverage                       13,198        12,108        10,503
     Other operating costs                    3,136         2,728         2,749
                                          ---------     ---------      --------
                                             22,033        20,003        17,304
                                          ---------     ---------      --------
Gross operating income                       35,252        32,790        27,516
                                          ---------     ---------      --------
Undistributed operating expenses
     Administrative and general               4,394         5,097         4,122
     Marketing                                4,290         3,927         3,767
     Energy                                   1,539         1,506         1,545
     Property operation and maintenance       2,719         2,537         2,379
                                          ---------     ---------      --------
                                             12,942        13,067        11,813
                                          ---------     ---------      --------
Income before other charges                  22,310        19,723        15,703
Other charges
     Management fees                            841           540           446
     Property taxes, insurance and rent       2,293         2,302         2,336
     Interest expense                         5,292         4,908         4,311
     Depreciation and amortization            6,491         6,438         6,070
     Other                                      206           122           344
                                          ---------     ---------     ---------
Net income before extraordinary loss          7,187         5,413         2,196
Extraordinary loss from early
  extinguishment of debt                          -           653             -
                                          ---------     ---------     ---------
Net income                                $   7,187     $   4,760     $   2,196
                                          =========     =========     =========


                             See accompanying notes.

                            Biltmore Hotel Partners
                        (An Arizona General Partnership)

                   Statements of Partners' Capital (Deficit)

                  Years Ended December 31, 1997, 1996 and 1995

                                 (In Thousands)



                                                W&S/W&S Investments                             AZB Limited Partnership
                               ------------------------------------------------------    -----------------------------------
                                                                          Accumulated
                               Preferred   Preferred     Capital            Capital         Capital      Accumulated
                                Return      Capital    Contribution        (Deficit)     Contribution      Deficit     Total
                                ------      -------    ------------        ---------     ------------      -------     -----

Balance, December 31, 1994    $ (   472)   $  22,000      $   8,000       $ (4,836)       $  8,000       $ (6,337)   $ 26,355

Distributions                         -            -         (2,180)             -          (2,180)             -      (4,360)

Unpaid preferred return         (   133)           -              -              -               -              -      (  133)

Distribution of preferred
     return                      (1,473)           -              -              -               -              -      (1,473)

Net income                            -            -              -          1,679               -            517       2,196
                              ---------    ---------      ---------       --------        --------       --------    --------
Balance, December 31, 1995       (2,078)      22,000          5,820         (3,157)          5,820         (5,820)     22,585

Contributions                         -            -              -              -              10              -          10

Distribution of preferred
     capital                          -      (22,000)             -              -               -              -     (22,000)

Distribution of preferred
     return                      (  945)           -              -              -               -              -     (   945)

Net income                            -            -              -              -           2,565          2,195       4,760
                              ---------    ---------      ---------       --------       ---------        -------    --------
Balance, December 31, 1996       (3,023)           -          5,820        (   592)          5,830         (3,625)      4,410

Distributions                         -            -         (7,415)             -               -         (7,415)   (14,830)

Net income                            -            -              -          3,594               -          3,593      7,187
                              ---------    ---------      ---------      ---------       ---------       --------   --------
Balance, December 31, 1997    $  (3,023)   $       -      $  (1,595)     $   3,002       $   5,830       $ (7,447)  $ (3,233)
                              =========    =========      =========      =========       =========       ========   ========



                             See accompanying notes.

                             Biltmore Hotel Partners
                        (An Arizona General Partnership)

                            Statements of Cash Flows

                                 (In Thousands)

                                                     Years Ended December 31
                                                     -----------------------
                                                 1997        1996         1995
                                                 ----        ----         ----
Cash flows from operating activities
Net income                                    $  7,187    $  4,760    $   2,196
Adjustments to reconcile net income to net
   cash provided by operating activities
      Depreciation and amortization              6,491       6,439        6,070
      Changes in assets and liabilities
         Accounts receivable                   (   774)    ( 1,796)         546
         Due from related parties                  123     (   123)           -
         Inventories                           (   100)    (   189)         142
         Prepaid expenses                      (   142)        165     (     26)
         Current reserve funds                   1,560     (   967)           -
         Other assets                               36     (    29)         154
         Accounts payable and bank overdraft     1,932         627     (    385)
         Due to related parties                (   132)        172          210
         Accrued expenses and other
           liabilities                           1,690     ( 1,716)       1,746
                                              --------    --------     --------
Net cash provided by operating activities       17,871       7,343       10,653
                                              --------    --------     --------

Cash flows from investing activities
Purchases of property and equipment            ( 2,339)    ( 2,347)    (  2,942)
Reserve funds for property and equipment
  replacement                                  ( 1,489)          -            -
                                              --------    --------    ---------
Net cash used in investing activities          ( 2,339)    ( 3,836)    (  2,942)
                                              --------    --------    ---------

Cash flows from financing activities
Net proceeds from refinancing                        -      14,271            -
Payment of refinance costs                           -     (   813)           -
Payment of principal on note payable           ( 1,039)    (   706)    (    199)
Payment of preferred return                          -     ( 1,078)    (  1,732)
Payment of preferred capital                         -     (22,000)           -
Net decrease in capital lease obligations      (   428)    (   468)    (    427)
Capital contributions                                -          10            -
Capital distributions                          (14,830)    ( 4,360)           -
                                              --------    --------    ---------
Net cash used in financing activities          (16,297)    (10,784)    (  6,718)
                                              --------    --------    ---------

Net increase (decrease) in cash                (   765)    ( 7,277)         993
Cash at beginning of year                          765       8,042        7,049
                                              --------    --------     --------
Cash at end of year                           $      -    $    765     $  8,042
                                              ========    ========     ========

Supplemental disclosure of cash flow
  information
Cash paid for interest                        $  4,856    $  4,766     $  4,212
                                              ========    ========     ========


                            See accompanying notes.

                             Biltmore Hotel Partners
                        (An Arizona General Partnership)

                          Notes to Financial Statements
                           December 31, 1997 and 1996
                                 (In Thousands)


1.    Organization and Summary of Significant Accounting Policies

Organization

Biltmore Hotel Partners, an Arizona general partnership (the Partnership), was formed on June 8, 1992 for the purpose of acquiring, owning, operating and renovating the Arizona Biltmore Hotel (the Hotel), a resort hotel located in Phoenix, Arizona. The Partnership was formed by AZB Limited Partnership, a Delaware limited partnership (AZB) and Aoki Realty Corporation of Arizona, an Arizona corporation and wholly owned subsidiary of Aoki Corporation, a Japanese corporation (Aoki Arizona and Aoki, respectively). AZB and AZ Biltmore Hotel (AZ Biltmore), an Arizona limited partnership and general partner of AZB, are responsible for the administration of the partnership, including all accounting and record keeping.

On May 12, 1995, W&S Hotel Holding Corp, a wholly owned subsidiary of W&S Hotel L.L.C., acquired all of the outstanding capital stock of Westin Hotel Company (Westin) from Aoki. Concurrently, W&S Arizona Corp., also a wholly owned subsidiary of W&S Holding Corp., acquired all the issued and outstanding stock of Aoki Arizona. Subsequently, Aoki Arizona changed its name to W&S Realty Corporation of Arizona (W&S).

On February 14, 1997 W&S Realty Investment Group L.L.C., an Arizona limited liability company and an affiliate of AZB (W&S Investments), acquired the interest of W&S Realty Corporation of Arizona in the Partnership as of January 1, 1997.

On December 19, 1997 the Partnership entered into a contribution and exchange agreement to admit Wright-Bilt Corp, a Delaware corporation (Wright-Bilt) and a wholly owned subsidiary of Florida Panthers Holdings, Inc., a Delaware corporation (NYSE:PAW) to the Partnership. Upon the admission of Wright-Bilt to the Partnership, the Partnership will be converted to a limited liability limited partnership in which AZB and Wright-Bilt will be the general partners and AZB will be the managing general partner. (See Note 8.)

Summary of Significant Accounting Policies

Basis of Presentation

The financial statements include the consolidated accounts of the Hotel and the restaurants and other facilities wholly owned by the Partnership. The Partnership is also affiliated with the operation of a rental pool with respect to certain units of the Arizona Biltmore Hotel Villas Condominiums (Villas) located on property adjacent to the Hotel. Cash receipts generated from rental of the Villas are processed by the front desk system of the Hotel and then subsequently transferred to AZB for payment of a management fee and distribution of payments to Villas owners. The balance sheet and related statement of operation and cash flow for this affiliated operation are not included in these financial statements.

Cash and Cash Equivalents

Cash  and  cash  equivalents  includes  amounts  in-house,   amounts  in  demand
depository accounts, and liquid investments with maturities at date of purchase of 90 days or less.

                             Biltmore Hotel Partners
                        (An Arizona General Partnership)

                    Notes to Financial Statements (continued)
                           December 31, 1997 and 1996
                                 (In Thousands)


Inventories

Inventories consist of food, beverage, operating supplies and retail store merchandise, and are stated at the lower of cost or market. Cost is primarily determined using the first-in, first-out method.

Reserve Funds

Reserve Funds represent amounts on deposit with the Partnership's lender relating to property taxes, insurance and future furniture, fixture and equipment expenditures (see Note 2).

Property and Equipment

During 1996, the Partnership adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Impaired assets are written down to fair value. At December 31, 1997 and 1996, the Partnership does not hold any assets that meet the impairment criteria of SFAS No. 121.

Property and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives as follows:

                   Assets                              Useful Lives
-------------------------------------------------     -------------
Buildings and improvements                                 35 years
Land improvements                                          15 years
Furniture, fixtures and vehicles                       3 - 12 years
China, linen, silverware, glassware and uniforms            5 years

One-half of the allocated costs of china, linen, silverware, glassware and uniforms purchased on June 8, 1992 has been amortized over five years. The remaining balance will be maintained as par stock. Subsequent purchases of such items are expensed.

Intangibles

Intangibles represent principally the estimated value of established bookings, which are being amortized over a five year period, and the estimated value of certain contracts with third parties, which are being amortized over the terms of the related contracts, at the date of acquisition of the Hotel by the Partnerships in 1992.

Financial Instruments

The carrying amount of receivables, accounts payable and accrued expenses, and the notes and loans payable approximates their fair value.

                             Biltmore Hotel Partners
                        (An Arizona General Partnership)

                    Notes to Financial Statements (continued)
                           December 31, 1997 and 1996
                                 (In Thousands)


Income Taxes

No federal or state income taxes are payable by the Partnership and none have been provided in the accompanying combined financial statements. The partners are to include their respective share of taxable income or loss in their respective separate federal and state income tax returns.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.    Mortgage Notes Payable

During June 1996, the Partnership executed four notes payable to lenders totaling $65,000. These notes are secured by a Deed of Trust, Security Agreement, Assignment of Rents and Revenues and Fixture Filing with respect to the real and personal property of the Partnership related to the ownership and operation of the Hotel and other related security documents including a Pledge and Security Agreement and a Security Agreement. A substantial portion of the proceeds from the notes were used to repay the Partnership's previous mortgage note discussed below. The notes require monthly payments of principal and interest totaling $534 and mature on July 1, 2016. Interest is payable at the rate of 8.25% per annum.

The Pledge and Security Agreement requires the Partnership to deposit 2.5% of the preceding month's gross revenue of the Hotel into a security account for future furniture, fixture and equipment expenditures. During 1997 and 1996 the Partnership deposited $1,422 and $1,489 or 2.5% and 3.0%, respectively, of the 1997 and 1996 annual gross revenues of the Hotel into the security account and withdrew $2,912 from the account in 1997. The balance of this fund is recorded as Other Assets - Reserve Funds on the accompanying balance sheet as of December 31, 1997.

In addition to the reserve for future furniture, fixture and equipment expenditures, the Security Agreement requires the Partnership to deposit into a second security account amounts related to the payment of property taxes and insurance. The Partnership has on deposit $896 and $967 in this security account as of December 31, 1997 and 1996, respectively. These amounts are recorded as Current Assets - Reserve Funds on the accompanying balance sheets.

Prior to June 1996, the mortgage note payable was due to The Equitable Life Assurance Society of the United States and was collateralized by the assets of the Hotel. All principal and unpaid interest relating to the note was due June 7, 2002. Prepayment of the note was permitted, however, a prepayment premium of the lessor of (i) 3% of the principal amount being prepaid, or (ii) a Yield Maintenance Payment, as defined in the note, was required. The Partnership paid a prepayment penalty of $1,522 related to the early payoff of this note in June 1996. At the same time, the Partnership recognized as income previously accrued interest of $869 relating to the notes graduated interest rate. The net of these two amounts has been classified as an extraordinary item, during the year ended December 31, 1996.

                             Biltmore Hotel Partners
                        (An Arizona General Partnership)

                    Notes to Financial Statements (continued)
                           December 31, 1997 and 1996
                                 (In Thousands)


Future minimum principal payments on the notes payable for the years ended December 31 are as follows:

1998                                    $ 1,235
1999                                      1,341
2000                                      1,455
2001                                      1,580
2002                                      1,716
Thereafter                               56,100
                                        -------
                                        $63,427
                                        =======

3.    Management Agreement

The Partnership entered into a Marketing and Technical Services Agreement (the Agreement) on August 1, 1994 through December 21, 2012 with Westin. The
Partnership has the right to extend the Agreement on the same terms and conditions for up to 20 years. The Agreement provides for payments to Westin of 2% of the Hotel's monthly gross revenues during the first three years of the Agreement and 4% thereafter. The Partnership incurred $1,038 and $890 in fees under the Agreement during 1996 and 1995, respectively. Amounts payable under the Agreement at December 31, 1996 are included in amounts due to related parties.

As of December 31, 1996, the Partnership terminated the Agreement with Westin and entered into a new Marketing and Technical Services Agreement (the W&S Agreement) with W&S Investments concurrently with W&S Investments' acquisition of W&S's interest in the Partnership. The W&S Agreement expires on December 31, 2012, can be extended by the Partnership for an additional period of 20 years and provides for payments to W&S Investments of 2% of the Hotel's monthly gross revenues through July 31, 1997 and 4% thereafter. The Partnership incurred $1,683 in fees under the W&S Agreement during 1997. Amounts payable under the W&S Agreement at December 31, 1997 are included in amounts due to related parties.

The Partnership entered into an informal Management Services Agreement with AZ Biltmore during the year ended December 31, 1994 (the MS Agreement). Under the terms of the MS Agreement, the partnership pays AZ Biltmore a fee of 1% of the Hotel's monthly gross revenues through July 31, 1997 and 2% of monthly gross revenues thereafter. The Partnership incurred management fees of $841, $539 and $446 to AZ Biltmore in 1997, 1996 and 1995, respectively. Amounts payable under the MS Agreement at December 31, 1997 and 1996 are included in amounts due to related parties.

4.    Leases

The Partnership has capital leases for a telephone system and cooling system which expire at various times through August 1998. The Partnership also has various operating leases for office equipment.

5.    Litigation

The Partnership is currently involved in certain legal proceedings with the Maricopa County Assessor related to the value of the Hotel for real property tax purposes. In 1993, the Partnership contested the

                             Biltmore Hotel Partners
                        (An Arizona General Partnership)

                    Notes to Financial Statements (continued)
                           December 31, 1997 and 1996
                                 (In Thousands)


valuation of the Hotel for 1992 and paid the real estate taxes assessed for 1992 under protest. During the appeal process, the valuation of the Hotel for 1992 was increased and the Partnership accrued an additional $450 in real estate taxes pending the final outcome of this litigation. During 1997, the Arizona Court of appeals remanded the case to the trial court with directions to adjust the valuation of the Hotel to reflect the value of intangibles included in the purchase price of the Hotel.

For 1993, 1994 and 1995, the Partnership has accrued real property taxes as assessed, but paid these taxes under protest and appealed the valuation of the Hotel. These proceedings have been stayed pending the outcome of the 1992 appeal.

Management of the Partnership is of the opinion that settlement of such proceeedings will not have a materially adverse effect on the financial position, results of operations or cash flows of the Partnership.

6.    Partners' Capital

Partner capital accounts are maintained for each Partner in accordance with the terms of the Agreement of Partnership of Biltmore Hotel Partners, as amended (the Partnership Agreement). Capital accounts include initial partner contributions and have been increased by subsequent contributions and decreased by subsequent cash distributions. Profits and losses are allocated under the terms of the Partnership Agreement to the partners in a manner which causes each partner's adjusted capital account balance to equal the amounts that would be distributed to such partner if all the Partnership's assets were sold at book value and the proceeds distributed.

Under the terms of the Partnership Agreement, W&S was required to contribute up to $30,000 for renovation of the Hotel which would be W&S Preferred Capital as defined in the Partnership Agreement. All other capital contributions by partners are subordinated to the W&S Preferred Capital. W&S earned a preferred return on the Preferred Capital contributed, other than any capital contributed to pay the W&S Preferred Return, computed as simple interest at LIBOR plus 125 basis points. The Partnership Agreement provided that W&S was to contribute additional Preferred Capital to pay the W&S Preferred Return if cash flows from the operations of the Partnership were insufficient to pay the Preferred Return. During 1996, the Partnership distributed to W&S the W&S Preferred Capital and the balance of the W&S Preferred Return.

7.    Year 2000 (Unaudited)

The Partnership is assessing the modification or replacement of its software that may be necessary for its computer systems to function properly with respect to dates in the year 2000 and thereafter. The Partnership does not believe that the cost of either modifying existing software or converting to new software will be significant, or that the year 2000 issue will pose significant operational problems for its computer systems.

8.    Subsequent Event

On March 2, 1998, an affiliate of Florida Panthers Holdings, Inc. acquired a controlling ownership interest in the Arizona Biltmore Hotel pursuant to a contribution and exchange agreement dated December 19, 1997 described in Note 1.

                         Report of Independent Auditors

Board of Directors
Florida Panthers Holdings, Inc.

We have audited the accompanying Historical Summaries of Revenues and Direct Operating Expenses of the Rental Pool Operations of the Biltmore Villas (the Rental Pool), for the years ended December 31, 1997 and 1996. These Historical Summaries are the responsibility of the management of the Rental Pool. Our responsibility is to express an opinion on these Historical Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amount and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

The Historical Summaries have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Florida Panthers Holdings, Inc. as described in Note 1, and are not intended to be a complete presentation of the financial position and operations of the entity which manages the Rental Pool.

In our opinion, the Historical Summaries referred to above present fairly in all material respects, the revenues and direct operating expenses of the Rental Pool Operations of the Biltmore Villas, as described in Note 1, for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

                                                               Ernst & Young LLP

Phoenix, Arizona
May 4, 1998

                The Rental Pool Operations of the Biltmore Villas

         Historical Summaries of Revenues and Direct Operating Expenses
                                 (In Thousands)



                                                        Years ended December 31
                                                        -----------------------
                                                           1997           1996
                                                           ----           ----

Villa room revenues                                     $  6,413       $  3,680
Credit card and travel agent commissions                 (   309)       (   170)
                                                        --------       --------
  Villa revenues                                           6,104          3,510

Revenue participation to villa owners                     (3,018)        (1,730)
                                                        --------       --------
                                                           3,086          1,780
Direct operating expenses                                (   247)       (   129)
                                                        --------       --------

Excess of revenues over direct operating expenses       $  2,839       $  1,651
                                                        ========       ========






                             See accompanying notes.

               The Rental Pool Operations of the Biltmore Villas

    Notes to Historical Summaries of Revenues and Direct Operating Expenses

                           December 31, 1997 and 1996
                             (Dollars in Thousands)


1.    Organization and Basis of Presentation

The Rental Pool Operations of the Biltmore Villas (the Rental Pool) represent the presentation of the operations of nightly rental of participating condominium units (Villas) which are located adjacent to the Arizona Biltmore Hotel, a resort hotel located in Phoenix, Arizona. The Villas are owned by affiliated and unaffiliated individuals who have entered into agreements (the Rental Pool Agreements) with AZ Biltmore Hotel Limited Partnership (the Partnership) whereby the Villas are operated as hotel units and revenue participation payments are paid to the Villas owners (see Note 3).

At December 31, 1997 and 1996, there were 61 and 41 Villas, respectively, under management by the Partnership.

On January 1, 1998 the Partnership assigned the rights and obligations of the Rental Pool Agreements to Biltmore Hotel Partners (BHP). On March 2, 1998, an affiliate of Florida Panthers Holdings, Inc. acquired a controlling interest in BHP. Thus, the accompanying Historical Summaries have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Florida Panthers Holdings, Inc. The Historical Summaries are not a complete presentation of the financial position and operations of the Partnership for the years ended December 31, 1997 and 1996, as no other assets, liabilities or operations of the Partnership are applicable to the Rental Pool Agreements assigned to BHP.

2.    Summary of Significant Accounting Policies

Use of Estimates

The preparation of Historical Summaries in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts included in the Historical Summaries and accompanying notes thereto. Actual results could differ from those estimates.

Direct Operating Expenses

Direct   operating   expenses  are  primarily   comprised  of  maintenance   and
administrative costs.

3.    Revenue Participation to Villa Owners

In accordance with individual Rental Pool Agreements, each Villa owner is entitled to participate in the revenues generated from the rental of all Villa units on a given day in proportion to the total number of Villa units participating in the rental pool on that day. The Villa owners participation is equal to 50 percent of net villa revenues (on a per-villa basis) up to $100 annually, and 35 percent of such net villa revenues in excess of $100.

                        FLORIDA PANTHERS HOLDINGS, INC.

      INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Florida Panthers Holdings, Inc. (the "Company") is a holding company with subsidiaries currently operating in two business segments:(i) leisure and recreation (the "Leisure and Recreation Business") and (ii) entertainment and sports (the "Entertainment and Sports Business").

The Leisure and Recreation Business presently consists of the Company's ownership of the Boca Raton Resort and Club ("Boca Resort"), the Arizona Biltmore Hotel ("Arizona Biltmore"), the Hyatt Regency Pier 66 Hotel and Marina ("Pier 66"), the Radisson Bahia Mar Beach Resort and Yachting Center ("Bahia Mar") and the Rolling Hills Golf Club ("Rolling Hills"). The Company also maintains an ownership interest in the Registry Hotel at Pelican Bay ("Registry Resort") and on April 22, 1998 acquired the Edgewater Beach Hotel. Boca Resort, Arizona Biltmore, Pier 66, Bahia Mar and Registry Resort are collectively referred to as the "Resort Facilities".

The Entertainment and Sports Business consists of the Florida Panthers Hockey Club (the "Panthers"), the operations of two ice skating rinks, the arena operating and development companies associated with the new Broward County Arena and an interest in the operations of the Miami Arena.

Seasonality

The Company has historically experienced, and expects to continue to experience, seasonal fluctuations in its gross revenue and net earnings. Peak season at the Resort Facilities extends from January through April, while regular season for the Panthers commences in October and ends in April.

General

The unaudited pro forma financial statements included herein, reflect adjustments to the Company's historical results of operations to give effect to the transactions discussed below as if such transactions had been consummated at the beginning of the periods presented.

The Initial Offerings

The Unaudited Pro forma Statement of Operations for the year ended June 30, 1997 reflects the Company's initial public offering and concurrent offering directly to certain investors (the "Initial Offerings"), which was effective November 13, 1996 and the application of the net proceeds therefrom, as if these offerings had occurred at the beginning of the period presented.

Private Placement Transaction

In January 1997, the Company issued and sold 2,460,000 shares of unregistered, but otherwise unrestricted, Class A Common Stock in a private placement at a price of $27.75 per share (the "Private Placement"). The Private Placement resulted in net proceeds to the Company of $65.6 million after deducting underwriting fees and other expenses. The application of the net proceeds of the Private Placement has been reflected in the Unaudited Pro forma Consolidated Statement of Operations for the year ended June 30, 1997 as if it had occurred at the beginning of the period presented.

Subsequent Offering

In August 1997, the Company issued and sold 6,000,000 shares of Class A Common Stock at a price of $19.25 per share (the "Subsequent Offering") resulting in net proceeds to the Company of $108.8 million after deducting underwriting fees

                        FLORIDA PANTHERS HOLDINGS, INC.

     INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

and other expenses. The application of the net proceeds of the Subsequent Offering has been reflected in the Unaudited Pro Forma Consolidated Statement of Operations for the year ended June 30, 1997 and nine months ended March 31, 1998 as if it had occurred at the beginning of the period presented.

Business Combinations

Prior to the completion of the Initial Offerings, the Company acquired from its Chairman approximately 78% of the partnership interest in Decoma Miami
Associates, Ltd., a Florida limited partnership ("DMAL"), in exchange for 870,968 shares of Class A Common Stock. DMAL derives revenue from the operations of the Miami Arena which includes seat use charges imposed on tickets sold, net operating income and fixed and variable operating payments. The transaction was accounted for on a historical cost basis in a manner similar to a pooling of interests as of the date of the acquisition by the Company's Chairman.

The businesses discussed below have been accounted for under the purchase method of accounting and are included in the historical financial statements from the date of acquisition. For pro forma financial statement purposes, these acquisitions have been reflected as if they occurred at the beginning of the periods presented, as applicable.

In March 1998, the Company acquired a controlling ownership interest in Arizona Biltmore in exchange for $126.0 million in cash at closing, payment of $100.3 million with interest at a rate of 5% per annum, warrants to purchase 500,000 shares of the Company's Class A Common Stock and the assumption of $63.1 million of debt. The $100.3 million is payable at the election of the seller, either in cash or in shares of Class A Common Stock. The information presented in the Unaudited Pro forma Statement of Operations for the Arizona Biltmore includes the accounts of Biltmore Hotel Partners and the Rental Pool Operations of the Biltmore Villas.

In August 1997, the Company acquired interests constituting approximately 68% of the Registry Resort in exchange for approximately $75.5 million in cash, together with 918,174 shares and warrants to purchase 325,000 shares of the Company's Class A Common Stock. As of March 31, 1998, the Company had paid an additional $31.6 million to close on 133 units, increasing its ownership interest to approximately 97%. The Company currently has outstanding offers to acquire the remaining units of Registry Resort.

In June 1997, the Company acquired substantially all of the net assets of the Boca Resort in exchange for 272,303 shares of Class A Common Stock, rights to acquire approximately 4,242,586 shares of Class A Common Stock and warrants to purchase 869,810 shares of Class A Common Stock.

In May 1997, the Company acquired the rights to operate the Gold Coast Ice Arena in exchange for 34,760 shares of Class A Common Stock. Gold Coast is the current practice home of the Florida Panthers Hockey Club and provides open skating, ice hockey leagues and other programs to the public.

In March 1997, the Company acquired all of the ownership interests, comprised of capital stock and partnership interests, of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in Bahia Mar in exchange for 3,950,000 shares of Class A Common Stock.

In March 1997, the Company acquired all ownership interests, comprised of capital stock and partnership interests, of each of the entities which own, directly or indirectly, all of the general and limited partnership interests in Pier 66 in exchange for 4,450,000 shares of Class A Common Stock.

In January 1997, the Company acquired certain assets relating to the business of a twin-pad ice facility in exchange for $1.0 million in cash, 212,766 shares of the Company's Class A Common Stock and the assumption of a maximum of approximately $8.1 million in construction-related obligations, of which approximately $6.7 million was repaid upon consummation of the acquisition.

                        FLORIDA PANTHERS HOLDINGS, INC.

     UNAUDITED PRO FORMA CONSOLIDATED CONSOLIDATED STATEMENT OF OPERATIONS
                        For the Year Ended June 30, 1997
                     (In Thousands, Except Per Share Data)



                                                                                                                          Pro forma
                                                                                                                         As Adjusted
                          Panthers    ---------------------------------------------------------   -----------------------  for the
                          Holdings,                     Incredible  Boca  Registry  Acquisition   Arizona     Acquisition Businesses
                            Inc.      Pier 66  Bahia Mar    Ice     Resort  Resort  Adjustments   Biltmore    Adjustments  Acquired
                           ---------- ----------------------------------------------------------  ----------  ----------- ----------
Revenue:
 Leisure and recreation   $ 17,567  $ 18,511  $ 11,578   $   -   $ 116,194 $ 40,607    $      -    $ 57,307     $     -    $ 261,764
 Entertainment and sports   36,695         -         -     356         -        -             -           -           -       37,051
                          --------  --------  --------   -----   --------- --------    --------    ---------    --------   ---------
  Total revenue             54,262    18,511    11,578     356     116,194   40,607           -      57,307           -      298,815

Operating Expenses:
 Cost of leisure and
  recreation services        6,658     7,679     3,915       -      56,522   16,683           -      21,171           -      112,628
 Cost of entertainment
  and sports services       35,135        -         -        -           -        -           -           -           -       35,135
 Selling, general and
  administrative expense    15,150     5,513     3,658   1,175      34,171   12,769       1,872 (a)  16,079         573 (a)   88,393
                                                                                         (1,926)(b)               1,000 (c)
                                                                                                                 (1,641)(c)
 Amortization and
  depreciation               5,698     1,155     1,348      36       6,145    1,035        4,206(d)   6,463      (   86)(d)   26,000
                          --------  --------  --------  ------    --------  -------   -----------  ---------   ---------   ---------
  Total operating expenses  62,641    14,347     8,921   1,211      96,838   30,487        4,152     43,713         (154)    262,156
                          --------  --------  --------  ------    --------  -------   -----------  ---------   ---------   ---------

Operating income (loss)     (8,379)    4,164     2,657    (855)     19,356   10,120       (4,152)    13,594          154      36,659
Interest and other income    1,923         -         -       -         500    1,108            -          -            -       3,531
Interest and other expense
 and minority interest      (3,804)   (1,487)     (816)      -     (18,225)  (4,310)       6,066 (e) (5,104)     (15,095)(f)(42,775)
                          --------- --------- --------- -------   --------- -------   ----------   --------   ----------   ---------
Net income (loss)         $(10,260)  $ 2,677   $ 1,841  $ (855)    $ 1,631  $ 6,918      $ 1,914   $  8,490    $ (14,941)  $( 2,585)
                          ========= ========= ========= =======   ========= ========  ===========  ========   ==========   =========

Net loss per share - basic
 and diluted              $(  0.74)                                                                                        $(  0.08)
                          =========                                                                                        =========

Shares used in computing
  net loss per share -
  basic and diluted         13,829                                                                                           34,243
                          =========                                                                                        =========
                                                                                                                               (h)

                        FLORIDA PANTHERS HOLDINGS, INC.

     UNAUDITED PRO FORMA CONSOLIDATED CONSOLIDATED STATEMENT OF OPERATIONS
                    For the Nine Months Ended March 31, 1998
                     (In Thousands, Except Per Share Data)




                                                                                                              Pro forma
                                          Florida                                                             As Adjusted
                                          Panthers                                                               for
                                          Holdings     Registry  Acquisition    Arizona      Acquisition      Businesses
                                           Inc.         Resort   Adjustments    Biltmore      Adjustments      Acquired
                                           ----         ------   -----------    --------      -----------      --------

Revenue:
     Leisure and recreation             $ 180,661       $ 3,135    $    -        $ 48,008       $     -        $ 231,804
     Entertainment and sports              34,620             -         -               -             -           34,620
                                        ----------      -------    -------       ---------      --------       ----------
      Total revenue                       215,281         3,135         -          48,008             -          266,424

Operating Expenses:
     Cost of leisure and
      recreation services                  76,299         1,764         -          18,381             -           96,444
     Cost of entertainment
      and sports services                  39,795             -         -               -             -           39,795
     Selling, general and
      administrative expense               66,223         1,310        31 (a)      12,328           480  (a)      79,660
                                                                                                    750  (c)
                                                                                                 (1,462) (c)
     Amortization and depreciation         15,453           162        98 (d)       4,907          (124) (d)      20,496
                                        ----------      -------    -------       ---------      ---------      ----------
      Total operating expenses            197,770         3,236       129         201,135          (356)         236,395
                                        ----------      -------    -------       ---------      ---------      ----------

Operating income (loss)                    17,511          (101)     (129)         17,281           356           30,029
Interest and other income                   1,683           198         -           1,881            -             1,881
Interest and other expense                (14,528)            -         -         (14,528)      (11,321) (f)     (29,794)
Minority interest                          (1,743)          (77)                   (1,820)           -            (1,820)
                                        ----------      --------   -------       ---------     ---------       ----------
Net income                              $   2,923       $    20    $ (129)        $ 2,814      $ (10,965)      $     296
                                        ==========      ========   =======        ========     ==========      ==========


Net income per share - basic               $ 0.09                                                              $     0.01
                                        ==========                                                             ===========

Net income per share - diluted             $ 0.08                                                              $     0.01
                                        ==========                                                             ===========

Shares used in computing net income
  per share - basic                        34,067                                                                  35,109
                                        ==========                                                             ===========
                                                                                                                     (i)
Shares used in computing net income
  per share - diluted                      34,474                                                                  35,516
                                       ===========                                                             ===========
                                                                                                                     (i)

                        FLORIDA PANTHERS HOLDINGS, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a) Represents a management fee equal to 1% of revenue which is payable to Huizenga Holdings, a related party controlled by the Chairman of the Company.

(b) Represents the difference between contracted expenses incurred prior to the acquisition of Boca Resort versus those incurred subsequent to the acquisition. Such costs include payment under employment contracts and management agreements.

(c) Pro forma adjustments represent a reduction in selling, general and administrative expenses for the historical management and technical service fees under a former agreement, offset by the cost of the new management fee provided for under a recently executed agreement.

(d) Represents adjustments to depreciation expense associated with the stepped-up basis of the property and equipment of the acquired companies as well as the amortization of $6,092,000 which represents the excess of purchase price over the fair value of the net assets of Incredible Ice. The fair values of property and equipment were determined by the Company's management in consultation with representatives of the prior property owners. Factors considered include trends in the hospitality industry and local real estate market, recent sales of comparable properties, estimated replacement value of the properties and the present value of the expected cash flows from operating the resort discounted at a market rate.

(e) Represents the reduction of interest expense associated with the retirement of approximately $65.0 million of indebtedness from the proceeds of the Private Placement and sale of 6,000,000 shares of Class A Common Stock.

(f) Represents additional interest expense associated with financing the acquisition of Arizona Biltmore.

(g) A pro forma tax provision has been excluded from the presentation based on the fact that the Company has adequate net operating loss carryforwards to offset pro forma earnings presented.

(h) Net loss per share and weighted average shares outstanding for the year ended June 30, 1997 is determined based on the (i) 5,275,678 shares issued in connection with the reorganization as if they had been outstanding for the entire period presented, (ii) 4,838,710 shares (of the 7,300,000 shares issued in the Initial Offerings) issued to repay the Company's outstanding indebtedness as if they been outstanding for the period prior to the prior offerings, (iii) 7,300,000 shares issued in connection with the Initial Offerings for the period for which they were actually outstanding, (iv) 8,400,000 shares issued in connection with the exchange agreements (4,450,000 shares for Pier 66 and 3,950,000 shares for Bahia Mar) as if they had been outstanding for the entire period presented, (v) 212,766 shares issued in the acquisition of Incredible Ice as if they had been outstanding for the entire period presented, (vi) 2,460,000 shares issued in the Private Placement for the period for which they were actually outstanding, (vii) 34,760 shares issued in the acquisition of Gold Coast as if they had been outstanding for the entire period presented, (viii) 4,514,889 shares issued in connection with the acquisition of the Boca Raton Resort and Club as if they had been outstanding for the entire period presented, (ix) 918,174 shares issued in connection with the acquisition of the Registry Resort as if they had been outstanding for the entire period presented and (x) 6,000,000 shares issued in the Subsequent Offering as if they had been outstanding for the entire period presented.

(i) Net income per share and weighted average shares outstanding for the nine months ended March 31, 1998 is determined based on the (i) the shares outstanding for the entire period, plus (i) 918,174 shares issued in connection with the acquisition of the Registry Resort as if they had been outstanding for the entire period presented and (iii) 6,000,000 shares issued in the Subsequent Offering as if they had been outstanding for the entire period presented.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 FLORIDA PANTHERS HOLDINGS, INC.


Date:    May 15, 1998                            By: WILLIAM M. PIERCE
                                                 ---------------------
                                                     William M. Pierce
                                                     Senior Vice President,
                                                      Treasurer and Chief
                                                      Financial Officer


                                                 By: STEVEN M. DAURIA
                                                 --------------------
                                                     Steven M. Dauria
                                                     Vice President and
                                                      Corporate Controller